SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2016
Date of Report (Date of earliest event reported)

Global 2 Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-51697
(Commission File Number)

81-0927556
 (I.R.S. Employer Identification No.)

2705 Garnet Ave Suite 2a San Diego, CA 92109
(Address of principal executive offices)

 (858) 847-9090
(Registrant's telephone number, including area code)

Global Seafood Holdings Corporation

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" "Global" refer to Global 2 Corporation, a Delaware corporation and its subsidiaries.

ITEM  5.01 – CHANGES IN CONTROL OF REGISTRANT.

See Item 5.03 below.

ITEM 5.03.     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Pursuant to Board of Directors approval on April 5, 2016, the Board of Directors modified the Series A Preferred Stock, subsequently filed on April 27, 2016 with the Secretary of the State of Delaware, such that 5,000,000 shares of preferred stock are designated as Series A Convertible Preferred Stock. Each shares of Series A Convertible Preferred Stock has voting right of 100,000 to one shares of common stock on matters to be presented to shareholders for approval.  Currently, there are 200 shares of Series A Convertible Preferred Stock held by our Chief Executive Officer, Scott Landow. The Series A Convertible Preferred Stock are convertible shares of common stock on a one for one basis.

The designation, rights and preferences of the Series A Convertible Preferred Stock is attached hereto as Exhibit 4.1

SECTION 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
4.1	Series A Convertible Preferred Stock, filed April 28, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
May 27, 2016

 Global Seafood Holdings Corporation

 By:      /s/    Scott Landow
 Scott Landow
 CEO